                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant[ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                SYNPLICITY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                SYNPLICITY, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ---------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------------

    (3) Filing Party:

        ---------------------------------------------------------------------

    (4) Date Filed:

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

                               SYNPLICITY, INC.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 10, 2002

                               -----------------

TO THE SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of SYNPLICITY, INC. (the "Company"), a California corporation, will be held on May 10, 2002 at 12:00 p.m. Pacific Daylight Time, at 935 Stewart Drive, Sunnyvale, CA 94085, for the following purposes:

      1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

      2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

      3. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 13, 2002 are entitled to notice of and to vote at the meeting.

   All Shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                         Sincerely,

                                         /s/ Bernard Aronson

                                         Bernard Aronson
                                         (President and Chief Executive Officer)

   Sunnyvale, California
   April 12, 2002

                            YOUR VOTE IS IMPORTANT

  IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               SYNPLICITY, INC.

                               -----------------

                           PROXY STATEMENT FOR 2002
                        ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the board of directors of SYNPLICITY, INC. (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, May 10, 2002 at 12:00 p.m. Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's office space located at 935 Stewart Drive, Sunnyvale, California 94085. The Company's executive offices are located at 935 Stewart Drive, Sunnyvale, California 94085 and its telephone number is
(408) 215-6000.

   These proxy solicitation materials and the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including financial statements, were first mailed on or about April 12, 2002 to shareholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

   Shareholders of record at the close of business on March 13, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, no par value. At the Record Date, 25,091,281 shares of the Company's Common Stock were issued and outstanding and held of record by 183 shareholders. The Company is authorized to issue 10,000,000 shares of Preferred Stock, no par value, and no such shares were issued or outstanding as of the Record Date.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

   Each share of Common Stock outstanding on the Record Date is entitled to one vote. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. No shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of such shareholder's intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

   This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by other means.

Quorum; Abstentions; Broker Non-Votes

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"), an employee of the Company's Transfer Agent. The Inspector also will determine whether or not a quorum is present. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy at the meeting.

   The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum. Such shares will not be treated as votes in favor of approving any matter submitted to the Shareholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted
(i) for the election of the nominees for the board of directors set forth herein; (ii) for the ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and (iii) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

   If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter.

Deadline For Receipt of Shareholder Proposals

   Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than January 2, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. As of April 12, 2002, the Company had not received any requests to present matters at the May 10, 2002 Annual Meeting that are not set forth in this Proxy Statement.

   If a shareholder intends to submit a proposal at the Company's 2003 Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than January 2, 2003. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's 2003 Annual Meeting.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 13, 2002 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company;
(iii) each of the Named Executive Officers (as defined below under "Executive Compensation and Other Matters--Executive Compensation--Summary Compensation Table") and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the Shareholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                                     Approximate
                                                     Common Stock    Percentage
                Beneficial Owner                  Beneficially Owned  Owned (1)
                ----------------                  ------------------ -----------
Norwest Venture Capital entities (2).............      1,408,307         5.61%
  245 Lytton Avenue, Suite 250
  Palo Alto, CA 94306
Bernard Aronson (3)..............................      1,218,054         4.85
Robert J. Erickson (4)...........................        181,510          *
Prahbu Goel (5)..................................      1,126,638         4.49
Andrew Haines (6)................................        317,072         1.26
Kenneth S. McElvain (7)..........................     11,002,258        43.85
Gary Meyers (8)..................................        153,346          *
Douglas S. Miller (9)............................        148,994          *
Dennis Segers (10)...............................             --          *
Scott J. Stallard (11)...........................         18,333          *
Alisa Yaffa (7)..................................     11,002,258        43.85
All directors and current executive officers as a
  group (11 persons) (12)........................     15,574,512        62.07

--------
  * Less than 1%

 (1) Applicable percentage ownership is based on 25,091,281 shares of Common Stock outstanding as of March 13, 2002, together with applicable options or warrants for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 13, 2002 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Reflects ownership of 1,239,766 shares of Common Stock as reported on Amendment No. 1 of Schedule 13G dated February 14, 2002 and filed with the Securities and Exchange Commission by Norwest Venture Partners VII, LP and its general partner, Itasca VC Partners VII, LLP. Consists of 1,239,766 shares of Common Stock held by Norwest Venture Partners VII, LP and Itasca VC Partners VII, LLP, its general partner. Mr. Kevin Hall, a limited partner of Itasca VC Partners VII, LLP and former member of the Company's board of directors, disclaims beneficial ownership except to the extent of his pecuniary interest therein of the shares held by Norwest Venture Partners VII and Itasca VC Partners VII, LLP. Mr. Hall's shares include, 84,036 shares held by Mr. Hall's family trust, 52,838 shares held by a family limited partnership of which Mr. Hall is the general partner, 30,000 shares by a limited partnership of which Mr. Hall is the general partner and 1,667 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002. Mr. Hall resigned as a member of the Company's board of directors in January 2002.

 (3) The beneficial ownership for Mr. Aronson includes 1,056,052 shares of Common Stock held by Mr. Aronson's family trust, 47,405 shares of Common Stock held in trust for Mr. Aronson's step-son and

    114,597 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

 (4) Includes 12,845 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

 (5) The beneficial ownership of Dr. Goel includes 257,474 shares held in Dr. Goel's family partnership, 866,664 shares held by Dr. Goel as custodian for his children and 2,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

 (6) Includes 57,243 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

 (7) Mr. McElvain and Ms. Yaffa are married and their beneficial ownership of 11,002,258 shares of Common Stock includes 10,594,582 shares of Common Stock held as community property, 404,066 shares held by a family limited liability company of which Mr. McElvain and Ms. Yaffa are the managing members, 2,780 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002 by Mr. McElvain and 830 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002 by Ms. Yaffa.

 (8) Includes 42,013 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

 (9) Includes 72,662 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

(10) Mr. Segers was elected as a member to the Company's board of directors on January 15, 2002.

(11) Includes 18,333 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

(12) Includes 325,470 shares of Common Stock which may be acquired upon exercise of stock options exercisable within 60 days after March 13, 2002.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The nominees for election at the Annual Meeting of the board of directors are Bernard Aronson, Prahbu Goel, Kenneth S. McElvain, Dennis Segers, Scott J. Stallard and Alisa Yaffa. If elected, they will each serve as directors until the Annual Meeting of Shareholders in 2003, and until their respective successors are elected and qualified or until their earlier resignation or removal.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, who are presently directors of the Company. In the event that the nominees of the Company are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

Vote Required

   If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and Broker Non-Votes are not counted in the election of directors.

Information Concerning the Nominees and Incumbent Directors

   The following table sets forth the name and age of each director of the Company as of April 12, 2002, the principal occupation of each during at least the past five years and the period during which each has served as a director of the Company.

                                                                               Director
     Name                         Principal Occupation                     Age  Since
     ----                         --------------------                     --- --------
Bernard Aronson   Bernard Aronson has served as the Company's Chief        71    1997
                  Executive Officer and President since July 1997. Mr.
                  Aronson also has served on the board of directors of
                  Nassda Corporation, an electronic design automation
                  software company, since December 2001. From
                  February to July 1997, Mr. Aronson served as senior
                  vice president and co-general manager of the EPIC
                  Technology Group at Synopsys, a semiconductor
                  design software company. From July 1991 to February
                  1997, Mr. Aronson served as president of EPIC
                  Design Technology, Inc., a semiconductor design
                  software company, and also served as a director of
                  EPIC from March 1992 to February 1997, until its
                  merger with Synopsys. From 1976 to 1987, Mr.
                  Aronson served as president of Pico Design, Inc., a
                  semiconductor chip design company that he founded
                  and which became a wholly owned subsidiary of
                  Motorola in 1979. Mr. Aronson holds a Bachelor of
                  Science degree in Electrical Engineering from the City
                  University of New York.

                                                                                                      Director
                 Name                                    Principal Occupation                     Age  Since
                 ----                                    --------------------                     --- --------
Prabhu Goel............................   Prabhu Goel has served as Chairman of iPolicy           52    1996
                                          Networks, Inc. (formerly known as Duet
                                          Technologies, Inc.), a networking company, since July
                                          1992 and has served as its Chief Executive Officer
                                          since October 1998. From July 1993 to June 1996,
                                          Dr. Goel served as founder and chairman of Frontline
                                          Design Automation, a semiconductor design software
                                          company, which merged with Avant! in 1996. From
                                          January 1990 to December 1991, Dr. Goel also served
                                          as the President of the Advanced CAE Division of
                                          Cadence Design Systems. From July 1982 to
                                          December 1989, Dr. Goel served as founder and chief
                                          executive officer of Gateway Design Automation, a
                                          semiconductor design software company. Dr. Goel
                                          holds Masters of Science and Doctorate degrees in
                                          Electrical Engineering from Carnegie Mellon
                                          University.

Kenneth S. McElvain....................   Kenneth S. McElvain, one of the Company's co-           42    1994
                                          founders, has served as the Company's Chief
                                          Technology Officer and Vice President since 1994.
                                          Mr. McElvain also served as the Company's President
                                          from 1994 to January 1996, and the Company's Chief
                                          Executive Officer from January 1996 to July 1997.
                                          From March 1990 to January 1994, Mr. McElvain was
                                          a manager of the logic and timing optimization group
                                          and chief architect of the AutoLogic logic synthesis
                                          product at Mentor Graphics Corporation, a
                                          semiconductor design software company. From April
                                          1984 to March 1990, Mr. McElvain was a senior
                                          member of technical staff and the originator of the
                                          AutoLogic logic synthesis product at Silicon
                                          Compilers, Inc., an intellectual property and
                                          semiconductor design software company that had been
                                          acquired by Mentor Graphics Corporation.
                                          Mr. McElvain holds a Bachelor of Arts degree in
                                          Mathematics and a Bachelor of Science degree in
                                          Computer Science from Washington State University.

                                                                                 Director
      Name                          Principal Occupation                     Age  Since
      ----                          --------------------                     --- --------
Dennis Segers....   Dennis Segers has served as Chief Executive Officer      49    2002
                    and President of Matrix Semiconductor, Inc., a fabless
                    semiconductor company, since September 2001 and
                    has served on Matrix's board of directors since
                    February 1999. From December 1993 to September
                    2001, he has served in various capacities at Xilinx,
                    Inc., a supplier of digital programmable logic
                    solutions, including Senior Vice President and
                    General Manager of the Advanced Products Group.
                    Mr. Segers has served as a member of the board of
                    directors of Xilinx from April 2000 to September
                    2001. Mr. Segers holds a Bachelor of Science degree
                    in Electrical Engineering from Texas A&M
                    University.

Scott J. Stallard   Scott J. Stallard has served in various capacities at    48    2000
                    Hewlett-Packard Company since 1975, and currently
                    serves as Vice President and General Manager of
                    Hewlett-Packard's Business Systems and Technology
                    Organization, a capacity in which he has served since
                    December 1999. From October 1994 until December
                    1999, Mr. Stallard served as the General Manager of
                    Hewlett-Packard's Network Server Division and
                    became Vice President and General Manager of
                    Hewlett-Packard's Networked Systems Business Unit
                    in May 1998, a capacity in which he served until
                    December 1999. Mr. Stallard holds a Bachelor of
                    Science degree in Electrical Engineering and
                    Computer Science from the University of California at
                    Berkeley and a Masters of Science degree in Electrical
                    and Computer Science from Stanford University.

Alisa Yaffa......   Alisa Yaffa, one of the Company's co-founders and        38    1994
                    the current Chairman of the board of directors, has
                    served as the Company's Vice President of
                    Intellectual Property and Secretary since October 1998
                    and 1994, respectively. Ms. Yaffa also served as the
                    Company's Chief Executive Officer from 1994 to
                    January 1996 and President from January 1996 to July
                    1997. From 1994 to October 1998, Ms. Yaffa served
                    as the Company's Chief Financial Officer. Prior to
                    joining the Company, Ms. Yaffa served in various
                    technical and marketing roles at Cadence Design
                    Systems, Inc., a semiconductor design software
                    Company, Mentor Graphics Corporation, EDA
                    Systems, Inc., a design framework software company,
                    and VLSI Technology, Inc., a semiconductor
                    manufacturer that has subsequently been acquired by
                    Philips Semiconductor. Ms. Yaffa holds a Bachelor of
                    Arts degree in Applied Mathematics and Computer
                    Science from University of California at Berkeley.

Board of Directors Meetings and Committees

   The board of directors of the Company held a total of 17 meetings during 2001. No current or former director attended fewer than 75% of the meetings held during the period he/she sat on the board of directors. The board of directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The board of directors has no nominating committee or any committee performing similar functions.

   The Audit Committee currently consists of Messrs. Goel, Segers and Stallard. Mr. Segers was elected to the Audit Committee in January 2002 as the successor to Kevin Hall, a former non-employee director. The Audit Committee is responsible for overseeing actions taken by the Company's independent auditors and reviewing the Company's internal financial controls. During 2001 the Audit Committee consisted of Messrs. Goel, Hall and Stallard and held a total of 4 meetings, and no member of the Audit Committee attended fewer than 75% of the meetings of the Audit Committee. The board of directors of the Company has adopted a written charter for the Audit Committee, a copy of which has been filed with the Securities and Exchange Commission. The members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The report of the Audit Committee for 2001 is included in this Proxy Statement.

   The Compensation Committee, which currently consists of Messrs. Goel and Stallard, assumes oversight responsibility for the executive compensation policies and strategies of the Company and for reviewing and making recommendations to the board of directors regarding all forms of compensation to be provided to the executive officers of the Company, including stock compensation and loans, and all stock compensation to be provided to all employees. Until April 2001 the Compensation Committee consisted of Messrs. Goel, Hall and Stallard. Mr. Hall resigned from the Compensation Committee in April 2001 and for the remainder of 2001, the Compensation Committee consisted of Messrs. Goel and Stallard. The Compensation Committee met 3 times in 2001. No member of the Compensation Committee attended fewer than 75% of the meetings of the Compensation Committee. The report of the Compensation Committee for 2001 is included in this Proxy Statement.

   The Stock Option Committee was formed in March 2001 by meeting of the board of directors of the Company and currently consists of Mr. Aronson, Mr. McElvain and Ms. Yaffa. The Stock Option Committee is responsible for reviewing and approving stock option grants under the Company's 2000 Stock Option Plan to new and existing non-executive employees in accordance with the guidelines established by the board of directors in consultation with the Compensation Committee. The Stock Option Committee acted by written consent 23 times in 2001.

Compensation of Directors

   The Company's 2000 Director Option Plan (the "Director Plan") provides options to Outside Directors (as defined in the Director Plan) of the Company pursuant to an automatic nondiscretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan provides for an initial grant (the "Initial Grant") to a nonemployee director of an option to purchase 40,000 shares of Common Stock. Subsequent to the initial grants, each nonemployee director is granted an option to purchase 10,000 shares of Common Stock at the meeting of the board of directors following the annual meeting of shareholders, if on the date of the annual meeting, the director has served on the board of directors for six months.

   The term of the options granted under the Director Plan is ten years, but the options expire three months following the termination of the optionee's status as a director or twelve months if the termination is due to death or disability. The initial 40,000 share grants become exercisable at a rate of one-fourth of the shares on the first anniversary of the grant date and at a rate of 1/48th of the shares per month thereafter. The subsequent 10,000 share grants become exercisable at the rate of 1/48th of the shares per month.

   In May 2001, each of Messrs. Goel, Hall and Stallard received a Subsequent Grant of 10,000 shares of Common Stock of the Company at an exercise price of $17.03 per share. In January 2002, Mr. Segers received an Initial Grant of 40,000 shares of Common Stock of the Company at the exercise price of $11.05 per share under the Director Plan.

Compensation Committee Interlocks and Insider Participation

   None of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or Compensation Committee.


  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The board of directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002. Although action by shareholders is not required by law, the board of directors has determined that it is desirable to request the shareholders approval of this selection. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the board of directors feels that such a change would be in the best interest of the Company and its shareholders. In the event of a negative vote on ratification, the board of directors will reconsider its selection.

   Ernst & Young LLP has audited the Company's financial statements annually since 1994. Representatives of Ernst & Young LLP are expected to be present at the meeting with opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

   Audit services performed by Ernst & Young LLP for the year ended December 31, 2001 consisted of the audit of the financial statements and services related to filings with the Securities and Exchange Commission.

   During the year ended December 31, 2001, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

Audit fees (annual and quarterly review of financial statements)............ $168,000

Other fees (primarily statutory audits, accounting consultations, tax return
  preparation and tax consulting services)..................................   88,304
                                                                             --------
Total....................................................................... $256,304

   The Audit Committee has determined that the services provided by Ernst & Young LLP are compatible with maintaining auditor independence.


  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                          SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") of the Company for 2001 for services rendered in all capacities to the Company for the years indicated.

                                                                                              Long-Term
                                                                                             Compensation
                                                     Annual Compensation                        Awards
                                                     -------------------                    --------------
                                                                                              Number of
                                                                                              Securities
                                                                            Other Annual      Underlying
     Name and Principal Position         Fiscal Year Salary($)  Bonus($) Compensation($)(1) Options (#)(2)
     ---------------------------         ----------- ---------  -------- ------------------ --------------
Bernard Aronson.........................    2001     $300,000   $     --      $ 7,951          334,000
   President, Chief Executive Officer       2000      232,708         --        6,442               --
   and Director                             1999      207,494     50,000          262          266,666

Robert J. Erickson......................    2001     $230,666   $     --      $22,556               --
   Vice President of Engineering            2000      204,602         --        8,459           33,333
                                            1999      190,398         --          262           83,333

Andrew Haines...........................    2001     $250,000   $     --      $22,556          135,000
   Vice President of Marketing              2000      187,500     10,000        8,423               --
                                            1999      166,586         --          262               --

Kenneth S. McElvain.....................    2001     $244,671   $  4,500      $ 7,095               --
   Chief Technology Officer, Vice           2000      241,152      4,500        5,290               --
   President and Director                   1999      178,429         --          262               --

Gary Meyers (3).........................    2001     $165,000   $127,988      $22,556               --
   Vice President of Worldwide Sales        2000      137,501    180,662        8,461           33,333
                                            1999      121,365     99,087          262          166,665

--------
(1) The amounts in the column entitled "Other Annual Compensation" represent premiums for health, dental and life insurance paid by the Company and any applicable realized value from discounted stock.

(2) These shares are subject to exercise under stock options granted under the Company's 2000 Stock Option Plan. See "-- Option Grants in Last Fiscal Year."

(3) The amounts in the column titled "Bonus" represent sales commissions.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

   The following table provides information relating to stock options awarded to each of the Named Executive Officers during 2001. All such options were awarded under the Company's 2000 Stock Option Plan.

                                      Individual Grants
                    -----------------------------------------------------
                                                                          Potential Realizable Value
                      Number of    Percent of                             At Assumed Rates of Stock
                     Securities   Total Options                             Price Appreciation for
                     Underlying    Granted to      Exercise                    Option Term (4)
                       Options    Employees in    Price Per    Expiration --------------------------
       Name         Granted(#)(1)   2001 (%)    Share($)(2)(3)    Date       5% ($)       10% ($)
       ----         ------------- ------------- -------------- ----------  ----------    ----------
Bernard Aronson....    334,000        18.5%        $ 12.688      3/8/11   $2,666,047    $6,756,820

Robert J. Erickson.         --          --               --          --           --            --

Andrew Haines......    135,000         7.5%         11.9375     1/16/11    1,014,907     2,572,784

Kenneth S. McElvain         --          --               --          --           --            --

Gary Meyers........         --          --               --          --           --            --

--------
(1) Options may be immediately exercisable subject to the Company's right of repurchase with approval of the board of directors of the Company. The Company's right of repurchase lapses at the rate of 1/48th of the shares subject to Mr. Aronson's option per month and at the rate of 1/72nd of the shares subject to Mr. Haines' option per month.

(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and the stock option agreement under the Plan.

(4) The potential realizable values are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future price growth.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during 2001 and the value of stock options held as of December 31, 2001 by the Named Executive Officers.

                                                          Number of Securities Underlying    Value of Unexercised
                                                              Unexercised Options at        In-the-Money Options at
                                                                 December 31, 2001         December 31, 2001 ($)(2)
                                                         --------------------------------- -------------------------
                         Shares Acquired      Value
          Name           on Exercise (#) Realized (#)(1) Exercisable (#) Unexercisable (#) Exercisable Unexercisable
          ----           --------------- --------------- --------------- ----------------- ----------- -------------
Bernard Aronson.........         --          $   --           62,569          538,097      $  298,451   $2,566,744
Robert J. Erickson......      3,333           7,333            8,890          104,443          71,920      982,443
Andrew Haines...........         --              --          174,729          178,049       1,983,727      801,021
Kenneth S. McElvain.....         --              --               --               --              --           --
Gary Meyers.............         --              --           30,455          143,543         281,750    1,410,033

--------
(1) Fair market value of the Company's Common Stock as of the date of exercise minus the exercise price.

(2) Fair market value is the closing sale price of the Company's Common Stock as of December 31, 2001 ($13.49) as reported on the Nasdaq National Market minus the exercise price.

Employment Contracts and Change-in-Control Arrangements

   In November 1996, the Company entered into an employment agreement with Andrew Haines, Vice President of Marketing. Pursuant to the agreement, Mr. Haines received an initial annual salary of $150,000. If Mr. Haines' employment is terminated for any reason independent of a change of control, the Company will pay Mr. Haines 70% of his salary for three months of continued service. Pursuant to the agreement, continued service is defined as a ten-hour week.

   In June 1997, the Company entered into an employment agreement with Bernard Aronson, Chief Executive Officer and President. Pursuant to the employment agreement, Mr. Aronson received an initial annual salary of $165,000 and was eligible for an incentive-based performance bonus of $50,000. In 1999, the board of directors increased Mr. Aronson's salary and eliminated his incentive-based performance bonus.

   In April 1998, the Company entered into an employment agreement with Robert Erickson, Vice President of Engineering. Pursuant to the agreement, Mr. Erickson received an initial annual salary of $180,000. If Mr. Erickson's employment is terminated without cause independent of any change in control, the Company will pay Mr. Erickson a lump sum of six months' additional base salary.

   In October 1998, the Company entered into an employment agreement with Douglas Miller, Vice President of Finance and Chief Financial Officer. Pursuant to the agreement, Mr. Miller received an initial annual salary of $150,000. In addition, Mr. Miller received options to purchase 166,666 shares of the Company's common stock pursuant to the Company's employee stock plan, 25% of which vest after one year and 1/48th of which vest every month thereafter; except that an additional twenty-four months of options will vest if Mr. Miller's employment is terminated or constructively terminated without cause 12 months after a change in control of the Company. Furthermore, if Mr. Miller's employment is terminated without cause independent of any change in control, the Company will pay Mr. Miller a lump sum of six months' additional base salary.

Report of the Audit Committee of the Board of Directors

   Management is responsible for the Company's financial reporting process including its system of internal control and preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and they may not be, and they may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

   In accordance with the written charter adopted by the board of directors, the Audit Committee reviews and evaluates the Company's accounting principles and its system of internal accounting controls. It also recommends the appointment of the Company's independent auditors and approves the services performed by the auditors. The members of the Audit Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") listing standards.

   The Audit Committee received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

   The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management had the responsibility for the preparation of the Company's financial statements and the independent auditors had the responsibility for the examination of those statements.

   Based on the above review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors, and the Board concurred in such recommendation.

   Submitted by the Audit Committee of the Company's board of directors.

                                          Prahbu Goel
                                          Kevin Hall
                                          Scott Stallard

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   During 2001 the Company's executive compensation program was approved by the board of directors as a whole. The following is the report of the Compensation Committee with respect to the compensation paid to the Company's Named Executive Officers during 2001. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

  Compensation Philosophy

   The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program, therefore, is to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and
(iii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

   The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable the Company to attract, motivate and retain highly skilled executives. Base salaries in fiscal 2001 were established by the Compensation Committee based upon an executive's job responsibilities, level of experience, individual performance and contribution to the business. No specific formula was applied to determine the weight of each factor.

   In addition to base salary, the Company occasionally pays bonuses to its executive officers, although the Company does not have a formal bonus plan. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

   The Company provides long-term incentives through its 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's common stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals.

   During 2001, the compensation of Bernard Aronson, the Company's President and Chief Executive Officer, consisted of base salary of $300,000. The Compensation Committee of the board of directors of the Company reviewed the Chief Executive Officer's salary at the end of the prior calendar year using the same criteria and policies as are employed for the other executive officers.

Section 162(m)

   The board of directors has considered the potential future effects of
Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of
Section 162(m).

   Respectfully submitted by:

   The Compensation Committee

      Prahbu Goel

      Scott J. Stallard

Certain Transactions

   The Company did not enter into any transactions required to be disclosed hereunder during 2001.

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the S&P 500 Index and the S&P Technology Sector Index for the period commencing October 12, 2000 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending on December 31, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

              COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN/(1)/
                   AMONG SYNPLICITY INC., THE S&P 500 INDEX
                      AND THE S&P TECHNOLOGY SECTOR INDEX
                                    [CHART]

             SYNPLICITY, INC.   S & P 500    S & P TECHNOLOGY SECTOR
10/12/2000   100                100          100
12/29/2000   181.25             92.17        67.55
12/31/2001   168.63             81.22        51.50

--------
(1) The graph assumes that $100 was invested on i) October 12, 2000 in the Company's Common Stock, ii) September 30, 2000 in the S&P 500 Index and
    iii) in the S&P Technology Sector Index and that all dividends were reinvested. No dividends have been declared or paid in the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

   The information contained above under the captions "Report of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that during 2001 all executive officers, directors and greater than ten percent shareholders complied with all applicable filing requirements.

Other Matters

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the board of directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 12, 2002

                                                                     2069-PS-02

                                  DETACH HERE                             ZSYN72
--------------------------------------------------------------------------------
                                     PROXY


                                SYNPLICITY, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 10, 2002


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of SYNPLICITY, INC. (the "Company"), a California corporation, will be held on May 10, 2002 at 12:00 p.m. Pacific Time, at 935 Stewart Drive, Sunnyvale, CA 94085, for the purposes set forth on the reverse side.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 13, 2002 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return this Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.



---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  ---------------

SYNPLICITY, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940



      -------------------------------------------------------------------

                          YOUR VOTE IS IMPORTANT.

          IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED
          PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED
          ENVELOPE.

      -------------------------------------------------------------------



                                  DETACH HERE                             ZSYN71
--------------------------------------------------------------------------------

     Please mark
[X]  votes as in
     this example.



                                                                                                                FOR  AGAINST ABSTAIN
1. To elect six(6) directors to serve until the next           2. To ratify the appointment of Ernst & Young    [_]     [_]    [_]
   Annual Meeting of Shareholders or until their                  LLP as independent auditors of the Company
   successors are duly elected and qualified.                     for the fiscal year ending December 31, 2002.

   Nominees: (01) Bernard Aronson, (02) Prabhu Goel,
             (03) Kenneth S. McElvain, (04) Dennis Segers,
             (05) Scott J. Stallard, (06) Alisa Yaffa.            To transact such other business as may properly come before the
                                                                  Annual Meeting including any motion to adjourn to a later date to
               FOR                              WITHHELD          permit further solicitation of proxies, if necessary, or before
               ALL       [_]            [_]     FROM ALL          any adjournment thereof.
             NOMINEES                           NOMINEES


             [_]
                -----------------------------------------
                  For all nominees except as noted above




                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 [_]

                                                                   MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   [_]

                                                                   Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:                                  Date:                  Signature:                                  Date:
          ---------------------------------      ----------------            ---------------------------------      ----------------